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                                   EXHIBIT 23
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                     BKD LLP

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, File Numbers 333-03305, 333-03317 and 333-55680 of our report dated February 25, 2005, on the consolidated financial statements of United Bancorp, Inc., which report is included in the Form 10-K/A of United Bancorp, Inc.

Indianapolis, Indiana
March 15, 2005

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